Exhibit 99.1

Aldeyra Therapeutics Reports Full Year 2014 Financial Results

Lexington, MA, March 19, 2015 – Aldeyra Therapeutics, Inc. (NASDAQ: ALDX) (Aldeyra), a biotechnology company focused on the development of products to treat diseases related to free aldehydes, today announced its financial results for the full year ended December 31, 2014.

Recent Highlights

•	Opened enrollment in Phase II clinical trial for Sjögren-Larsson Syndrome (SLS) and awaiting Institutional Review Board (IRB) approval of Phase II clinical trial for noninfectious anterior uveitis

•	Secured $9.79 million in financing through two private placements with leading healthcare investors

•	Data on NS2 accepted for poster presentations at major medical conferences:

•	2015 American Academy of Allergy Asthma & Immunology Annual Meeting

•	2015 Society for Inherited Metabolic Disorders Annual Meeting

•	Association for Research in Vision and Ophthalmology 2015 Annual Meeting

Todd C. Brady, M.D., Ph.D., President and CEO of Aldeyra, commented, “During 2014, we made progress toward our goals in the development of our product candidate, NS2. Most notably, we raised capital through our initial public offering that enabled us to make key hires and file Investigational New Drug applications in two rare diseases, Sjögren-Larsson Syndrome and noninfectious anterior uveitis.

“As we begin 2015, we believe we are well positioned to continue advancing our clinical programs. We have recently opened enrollment in a Phase II trial for SLS and are awaiting IRB review of a Phase II trial for noninfectious anterior uveitis. With our recent capital raise, we have strengthened our balance sheet, which will support our efforts as we work to broaden our development plans.”

Year Ended December 31, 2014 Financial Review

For the year ended December 31, 2014, Aldeyra reported a net loss attributable to common stockholders of approximately $(9.6) million compared to net income attributable to common stockholders of approximately $1.1 million for the year ended December 31, 2013. Basic net loss per share was $(2.51) for the year ended December 31, 2014 compared to basic net income of $3.49 per share for the same period in 2013. Diluted net loss per share was $(3.09) for the year ended December 31, 2014 compared to diluted net loss of $(17.61) per share for the same period in 2013. Losses have resulted from costs incurred in Aldeyra’s clinical trials, research and development programs and from its general and administrative expenses.

Research and development expenses were $3.7 million for the year ended December 31, 2014 compared to $1.5 million for the same period in 2013. The increase of $2.2 million is primarily related to the increase in Aldeyra’s external research and development expenditures, including preclinical, manufacturing and clinical efforts and an increase in personnel costs associated with an increase in headcount.

General and administrative expenses were $3.6 million for the year ended December 31, 2014, compared to $2.1 million for the year ended 2013. The increase of $1.5 million is primarily related to an increase in insurance costs, legal costs and personnel costs due to increased headcount.

In 2014, total operating expenses were approximately $7.3 million for the year compared to total operating expenses of approximately $3.7 million for 2013.

2015 Capital Raise

In January 2015, Aldeyra raised approximately $9.79 million through the completion of two private placements. Participants in the recent financings include Perceptive Advisors, Knoll Capital, Sphera Global Healthcare Fund, and DAFNA Capital.

About Aldeyra Therapeutics

Aldeyra Therapeutics, Inc., is a biotechnology company focused primarily on the development of products to treat diseases thought to be related to endogenous free aldehydes, a naturally occurring class of toxic molecules. The company has developed NS2, a product candidate designed to trap free aldehydes. Aldeyra has initiated clinical testing of NS2 for the treatment of Sjögren-Larsson Syndrome and plans to initiate clinical testing of NS2 in noninfectious anterior uveitis in the first half of 2015. NS2 has not been approved for sale in the U.S. or elsewhere. www.aldeyra.com

Safe Harbor Statement

This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding Aldeyra’s plans for its product candidates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “anticipate,” “project,” “target,” “design,” “estimate,” “predict,” “potential,” “aim,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. Such forward-looking statements are based upon current expectations that involve risks, changes in circumstances, assumptions and uncertainties. Aldeyra is at an early stage of development and may not ever have any products that generate significant revenue. Important factors that could cause actual results to differ materially from those reflected in Aldeyra’s forward-looking statements include, among others, the Institutional Review Board’s acceptance of the protocol for Aldeyra’s planned Phase II clinical trial of NS2 in noninfectious anterior uveitis, the timing of enrollment and completion of Aldeyra’s clinical trials, the timing and success of preclinical studies and clinical trials conducted by Aldeyra and its development partners; the ability to obtain and maintain regulatory approval to conduct clinical trials and to commercialize Aldeyra’s product candidates, and the labeling for any approved products; the scope, progress, expansion, and costs of developing and commercializing Aldeyra’s product candidates; the size and growth of the potential markets for Aldeyra’s product candidates and the ability to serve those markets; Aldeyra’s expectations regarding Aldeyra’s expenses and revenue, the sufficiency of

Aldeyra’s cash resources and needs for additional financing; Aldeyra’s ability to attract or retain key personnel; and other factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Aldeyra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 which is on file with the Securities and Exchange Commission (SEC) and available on the SEC’s website at www.sec.gov. Additional information will also be set forth in those sections of Aldeyra’s Annual Report on Form 10-K for the year ended December 31, 2014, which will be filed with the SEC in the first quarter of 2015.

In addition to the risks described above and in Aldeyra’s other filings with the SEC, other unknown or unpredictable factors also could affect Aldeyra’s results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. The information in this release is provided only as of the date of this release, and Aldeyra undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

(Financial Statements to follow.)

ALDEYRA THERAPEUTICS, INC.

BALANCE SHEETS

	December 31, 2014	December 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$8,527,304	$3,262,354
Prepaid expenses and other current assets	232,568	8,412

Total current assets	8,759,872	3,270,766
Deferred offering costs	14,238	472,467
Fixed assets, net	12,993	—

Total assets	$8,787,103	$3,743,233

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$341,294	$341,853
Convertible notes payable—related parties	—	85,000
Accrued interest on convertible notes payable—related parties	—	2,125
Accrued expenses	908,724	117,873
Current portion of credit facility	77,546	58,160

Total current liabilities	1,327,564	605,011
Credit facility, net of current portion and debt discount	1,175,481	1,129,015
Accrued deferred offering costs	—	394,368
Convertible preferred stock warrant liability	—	253,247
Convertible preferred stock warrant liabilities—related parties	—	3,265,620

Total liabilities	2,503,045	5,647,261

Commitments and contingencies
Redeemable convertible preferred stock:
Series A Preferred Stock, $0.001 par value, none authorized, issued and outstanding as of December 31, 2014 and 24,000,000 shares authorized; 980,391 shares issued and outstanding as of December 31, 2013	—	29,291,865
Series B Preferred Stock, $0.001 par value, none authorized, issued and outstanding as of December 31, 2014 and 38,000,000 shares authorized; 1,316,681 shares issued and outstanding as of December 31, 2013	—	9,025,433

Total redeemable convertible preferred stock	—	38,317,298
Stockholders’ equity (deficit):
Preferred stock, $0.001 par value, 15,000,000 shares authorized, none issued and outstanding as of December 31, 2014; none authorized, issued or outstanding as of December 31, 2013	—	—
Common stock, voting, $0.001 par value; 150,000,000 authorized and 5,565,415 shares issued and outstanding as of December 31, 2014; 65,000,000 shares authorized; 327,365 shares issued and outstanding as of December 31, 2013	5,565	327
Common stock, non-voting, $0.001 par value; none authorized, issued and outstanding as of December 31, 2014; 65,000,000 authorized, none issued and outstanding as of December 31, 2013	—	—
Additional paid-in capital	52,790,090	1,102,685
Accumulated deficit	(46,511,597)	(41,324,338)

Total stockholders’ equity (deficit)	6,284,058	(40,221,326)
Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$8,787,103	$3,743,233

ALDEYRA THERAPEUTICS, INC.

STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	Years ended December 31,
	2014	2013
Operating expenses:
Research and development	$3,707,544	$1,541,681
General and administrative	3,563,046	2,134,726

Loss from operations	(7,270,590)	(3,676,407)

Other income (expense):
Change in fair value of preferred stock warrant liabilities	2,327,502	720,785
Change in fair value of convertible preferred stock rights and rights option liabilities	—	16,175,386
Interest income	3	31
Interest expense	(244,174)	(159,323)

Total other income, net	2,083,331	16,736,879

Net (loss) income and comprehensive (loss) income	(5,187,259)	13,060,472
Accretion of preferred stock	(333,082)	(822,550)
Allocation of undistributed earnings to preferred stockholders	—	(11,128,012)
Deemed dividend	(4,053,570)	—

Net (loss) income attributable to common stockholders	$(9,573,911)	$1,109,910

Net (loss) income per share attributable to common stockholders:
Basic	$(2.51)	$3.49

Diluted	$(3.09)	$(17.61)

Weighted average common shares outstanding:
Basic	3,818,157	318,429

Diluted	3,850,612	855,508

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Corporate Contact:

Stephen Tulipano

Aldeyra Therapeutics, Inc.

Tel: +1 781-761-4904 Ext. 205

stulipano@aldeyra.com

Investor Contact:

David Burke/Lee Roth

The Ruth Group

Tel: +1 646-536-7009/7012

dburke@theruthgroup.com/lroth@theruthgroup.com